Exhibit 2.1
                                                                -----------











                              AGREEMENT AND PLAN OF MERGER

                                          AMONG

                             CHICAGO TITLE OF COLORADO, INC.

                                    (THE "COMPANY"),

                           ALLEGHANY ACQUISITION CORPORATION,

                                 ALLEGHANY CORPORATION

                                           AND

                             THE SHAREHOLDERS OF THE COMPANY







                               DATED AS OF AUGUST 22, 1996

                                     TABLE OF CONTENTS
                                     -----------------

                                                                       Page
                                                                       ----

              ARTICLE I  The Merger...................................   1

              1.1.   The Merger.......................................   1
              1.2.   Pre-Closing and Closing..........................   2
              1.3.   Effective Time...................................   2
              1.4.   Employment and Consulting Agreements.............   2
              1.5.   Transfer of Surviving Corporation................   2

              ARTICLE II  The Surviving Corporation...................   3

              2.1.   The Articles of Incorporation....................   3
              2.2.   The Bylaws.......................................   3
              2.3.   Officers and Directors...........................   3

              ARTICLE III  Conversion of Shares in the Merger.........   3

              3.1.   Conversion of Shares.............................   3
              3.2.   Payment for Shares ..............................   6

              ARTICLE IV  Representations and Warranties
                          of the Company and the Shareholders.........   7

              4.1.   Corporate Organization and Qualification.........   7
              4.2.   Authorized Capital...............................   7
              4.3.   Corporate Authority..............................   8
              4.4.   Compliance.......................................   9
              4.5.   Financial Statements.............................  10
              4.6.   Undisclosed Liabilities..........................  12
              4.7.   No Material Adverse Change.......................  12
              4.8.   No Dividends, Sale of Assets, etc................  12
              4.9.   Litigation.......................................  13
              4.10.  Tax Matters......................................  13
              4.11.  Assets...........................................  15
                     (a)   Material Agreements........................  15
                     (b)   Real Property..............................  15
                     (c)   Intangible Property........................  16
                     (d)   Investment Securities......................  16
                     (e)   Other Assets...............................  16
                     (f)   Title......................................  16
              4.12.  Benefit Plans....................................  17

              4.13.  Interests of Officers, Directors
                       and Shareholders...............................  19
              4.14.  Employees........................................  19
              4.15.  Banks ...........................................  20
              4.16.  Insurance........................................  20
              4.17.  Absence of Bank or Savings
                       and Loan Status................................  20
              4.18.  Brokers and Finders..............................  20
              4.19.  Status of Shareholders...........................  21
              4.20.  Investment Representation........................  21
              4.21.  Shareholder Understandings.......................  22
              4.22.  Pooling..........................................  23
              4.23.  Aggregate Materiality............................  23
              4.24.  Disclosure; No Representations as to Earnings,
                       Client Relationships and Accounting after the
                       Pre-Closing Date...............................  23

              ARTICLE V  Representations and Warranties
                         of Alleghany and Newco.......................  23

              5.1.   Corporate Organization and Qualification.........  24
              5.2.   Authorized Capital...............................  24
              5.3.   Corporate Authority..............................  24
              5.4.   Compliance.......................................  25
              5.5.   Financial Statements.............................  25
              5.6.   Undisclosed Liabilities..........................  26
              5.7.   No Material Adverse Change.......................  26
              5.8.   Litigation.......................................  27
              5.9.   Brokers and Finders..............................  27
              5.10.  SEC Filings......................................  27
              5.11.  Aggregate Materiality............................  27
              5.12.  Disclosure.......................................  28
              5.13.  Transferee Approvals.............................  28

              ARTICLE VI  Conditions to the Obligations
                          of Alleghany and Newco......................  28

              6.1.   Compliance with Agreement........................  28
              6.2.   Representations and Warranties...................  28
              6.3.   Opinion of Counsel for the Company and
                       the Shareholders...............................  29
              6.4.   Approvals........................................  29

              ARTICLE VII  Conditions to the Obligations of the
                           Company and the Shareholders...............  29

              7.1.   Compliance with Agreement........................  29
              7.2.   Representations and Warranties...................  29

              7.3.   Opinion of Counsel for Alleghany and Newco.......  30
              7.4.   Approvals........................................  30

              ARTICLE VIII  Covenants of the Company and
                            the Shareholders..........................  30

              8.1.   Covenants Pending the Closing....................  30
                     (a)   Access to Properties, Books and Records....  30
                     (b)   Carry On in Regular Course.................  31
                     (c)   Preservation of Organization...............  32
                     (d)   Financial Statements.......................  32
              8.2.   Filings and Approvals............................  32
              8.3.   Best Efforts.....................................  32
              8.4.   Further Assurances...............................  33
              8.5    No Competition; No Solicitation; No
                       Inducement; Confidentiality....................  33
              8.6.   Compliance with Securities Laws..................  35

              ARTICLE IX  Covenants of Alleghany and Newco............  35

              9.1.   Filings and Approvals............................  35
              9.2.   Best Efforts.....................................  35
              9.3.   Further Assurances...............................  35
              9.4.   Registration Rights..............................  36
                     (a)   Registration...............................  36
                     (b)   Effectiveness..............................  36
                     (c)   Expenses...................................  37
                     (d)   Shareholder Agreements.....................  37
                     (e)   Indemnification under this Section 9.4.....  37

              ARTICLE X Covenants of the Shareholders and Alleghany Relating to Certain Tax and Distribution
                         Matters......................................  38

              10.1.  Pre-Merger and Straddle Period Taxes.............  39
              10.2.  Access to Information and Retention
                       of Records.....................................  40
              10.3.  Section 338(h)(10) Election......................  40
                     (a)   Triggering Disposition.....................  40
                     (b)   Facilitation of Election...................  41
                     (c)   Allocation of Merger Consideration.........  41
                     (d)   Additional Taxes Due.......................  41
                     (e)   Notice of Disposed Merger Consideration;
                             Notice of Section 338(h)(10) Election....  42

              10.4.  Miscellaneous Tax Provisions.....................  42
                     (a)   Notice of Disposed Consideration...........  42
                     (b)   Absence of Tax Representations or
                             Agreements...............................  42
                     (c)   Alleghany Representations..................  43
              10.5.  Distributions....................................  44

              ARTICLE XI  Indemnity...................................  47

              11.1.  By the Shareholders and the Company..............  47
              11.2.  By Alleghany and Newco...........................  48
              11.3.  Procedure........................................  48
              11.4.  Shareholders' Representative.....................  49
              11.5.  No Liability of Shareholders.....................  51

              ARTICLE XII  Miscellaneous Provisions...................  51

              12.1.  Termination......................................  51
              12.2.  Expenses.........................................  52
              12.3.  Notices..........................................  52
              12.4.  Entire Agreement; Amendment......................  53
              12.5.  Assignment.......................................  54
              12.6.  Survival of Representations, Warranties
                       and Covenants..................................  54
              12.7.  Governing Law....................................  55
              12.8.  Counterparts.....................................  55
              12.9.  Headings.........................................  55
              12.10. Severability.....................................  55
              12.11  Pre-Closing and Closing Procedures...............  55

                              AGREEMENT AND PLAN OF MERGER
                              ----------------------------

                        AGREEMENT AND PLAN OF MERGER (this "Agreement"),
              dated as of August 22, 1996, among Chicago Title of Colorado, Inc., a Colorado corporation (the "Company"), Alleghany Acquisition Corporation, a Colorado corporation ("Newco") (the Company and Newco being the constituent corporations in the Merger, as defined below), Alleghany Corporation, a Delaware corporation and the owner of all of the issued and outstanding shares of capital stock of Newco ("Alleghany"), and each of the shareholders of the Company as listed in
              Exhibit 4.2 hereto (the "Shareholders") (Alleghany and the Shareholders joining as additional parties).


                                  W I T N E S S E T H :
                                  - - - - - - - - - -

                        WHEREAS, the Boards of Directors of Newco, the
              Company and Alleghany have each determined that it is in the best interests of their respective shareholders for the Company to merge with and into Newco upon the terms and subject to the conditions set forth herein; and

                        WHEREAS, the Company, Newco, Alleghany and the
              Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby;

                        NOW, THEREFORE, in consideration of the premises
              and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                        ARTICLE I

                                       The Merger

                        1.1.  The Merger.  Subject to the terms and
                              ----------
              conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of

              Colorado, and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Colorado Business Corporation Act (the "BCA").

                        1.2.  Pre-Closing and Closing.  In accordance with
                              -----------------------
              Section 12.11 of this Agreement, a pre-closing shall take place at the offices of Donovan Leisure Newton & Irvine, 30 Rockefeller Plaza, New York, New York 10112 at 10:00 a.m. on or before August 28, 1996 or on such date as the Company and Alleghany may otherwise agree. The date of the Pre-Closing is hereinafter referred to as the "Pre-Closing Date." In accordance with Section 12.11 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Donovan Leisure Newton & Irvine no later than thirty (30) days after the Pre-Closing Date. The date of the Closing is hereinafter referred to as the "Closing Date."

                        1.3.  Effective Time.  At the Closing, the Company
                              --------------
              and Alleghany will cause Articles of Merger, in the form set forth in Exhibit 1.3 hereto (the "Colorado Articles of Merger"), to be executed by the Constituent Corporations and filed with the Secretary of State of the State of Colorado as provided in Section 7-111-105 of the BCA. The Colorado Articles of Merger shall specify that the Merger shall become effective on the date on which the Colorado Articles of Merger have been duly filed with the Secretary of State of the State of Colorado, and such time is hereinafter referred to as the "Effective Time."

                        1.4.  Employment and Consulting Agreements.
                              ------------------------------------
              Simultaneously with the execution and delivery of this Agreement, an employment agreement in the form set forth as
              Exhibit 1.4(a) hereto between the Company and Donald C. Ford and a consulting agreement in the form set forth as Exhibit 1.4(b) hereto between the Company and Nancy A. Leprino shall be executed and delivered by the parties thereto.

                        1.5.  Transfer of Surviving Corporation.  Subject
                              ---------------------------------
              to Section 10.4(c) hereof, the Shareholders hereby acknowledge that Alleghany shall have the right to and intends to transfer, exchange or contribute the shares of the capital stock of the Surviving Corporation to or with its wholly owned subsidiary Chicago Title and Trust Company or a subsidiary thereof (the "Transferee") after the Effective Time.


                                       ARTICLE II

                                The Surviving Corporation

                        2.1.  The Articles of Incorporation.  The Articles
                              -----------------------------
              of Incorporation of the Company (the "Articles") in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that such Articles shall be amended at and as of the Effective Time as set forth in the Colorado Articles of Merger. As so amended, such Articles shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the BCA.

                        2.2.  The Bylaws.  The Bylaws of Newco (the
                              ----------
              "Bylaws") in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the BCA.

                        2.3.  Officers and Directors.  The officers of the
                              ----------------------
              Company and the directors of Newco (including any directors elected or appointed at the Effective Time) immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws; provided, however, that Mike A. Leprino and Nancy A. Leprino
              --------  -------
              shall cease to be officers of the Company from and after the Effective Time.

                                       ARTICLE III

                           Conversion of Shares in the Merger

                        3.1.  Conversion of Shares.  The manner of
                              --------------------
              converting shares of the Company and Newco in the Merger shall be as follows:

                        (a) At the Effective Time, each share of the common stock, $.01 par value per share, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, the number of shares (the "Merger Consideration") of common stock, par value $1.00 per share, of Alleghany ("Alleghany Shares") determined pursuant to this Section 3.1(a). The number of Alleghany Shares into which each Share shall be converted shall be determined as follows: $6,000,000 shall be divided by the "Average Market Price" of an Alleghany Share as of the close of trading on the New York Stock Exchange on the date that is five business days prior to the Pre-Closing Date (the "Determination Date"), and that result shall then be divided by 1,000 Shares to be outstanding immediately prior to the Effective Time. For purposes of this Agreement, the "Average Market Price" of an Alleghany Share is the amount determined by (i) adding the per share closing sale price (as reported in The Wall Street Journal for New York Stock Exchange
                 -----------------------
              Composite Transactions) for each business day during the 20 business day period ending on the Determination Date on which there were any trades in Alleghany Shares, and (ii) dividing the sum by 20 (reduced by the number of such business days during which there were no trades in Alleghany Shares). No more than the number of Alleghany Shares required to convert the Shares on the foregoing basis shall be issued at the Effective Time. Any fractional shares resulting from such conversion to which the holder of Alleghany Shares otherwise would be entitled shall not be issued but shall be paid in cash. The Merger Consideration shall be subject to adjustment as follows:

                        (i) If on or after the Determination Date and before the Effective Time Alleghany shall, on a pro rata basis, (A) declare or pay a dividend or make a distribution to holders of Alleghany Shares,
                   (B) subdivide the outstanding Alleghany Shares into a greater number of shares, (C) combine the outstanding Alleghany Shares into a smaller number of shares, or
                   (D) issue by reclassification of the outstanding Alleghany Shares any securities, the Merger Consideration shall be adjusted so that each Shareholder shall be entitled to receive the kind and number of shares of Alleghany Shares and/or other securities which he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto.

                        (ii) If on or after the Determination Date and before the Effective Time Alleghany shall distribute on a pro rata basis to holders of Alleghany Shares either
                   (A) evidences of indebtedness or assets (excluding cash dividends or distributions), or (B) any other securities of Alleghany or any rights, warrants, or options to subscribe for, purchase or otherwise acquire securities of Alleghany in a transaction not covered by subsection (i) above (any of which are referred to herein as "Other Securities"), then Alleghany shall reserve for the benefit of each Shareholder such amount of Other Securities as he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto. In addition, from the Determination Date until the Effective Time Alleghany shall reserve for the benefit of each Shareholder any principal, interest, dividends or other property payable with respect to Other Securities as and when such interest, dividends or other property is distributed to the holders of Alleghany Shares. If such a reserve is made, at the Effective Time each Shareholder shall be entitled to receive from Alleghany his or her share of Other Securities, together with the principal, interest, dividends or other property payable with respect thereto. In the event that any of the actions set forth in Section 3.1(a)(i) hereof are taken with respect to the Other Securities on or before the Effective Time, then each Shareholder shall be entitled to receive the kind and number of shares of Other Securities and/or other securities which he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto.

              All Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares in accordance with
              Section 3.1 hereof upon the surrender of such certificate in accordance with Section 3.2 hereof.

                        (b) At the Effective Time, each share of the common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Newco or the holder of such shares, be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation, which shall thereafter constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.

                        3.2.  Payment for Shares.
                              ------------------

                        (a) At the Effective Time, each registered holder of a certificate or certificates representing Shares (a "Holder") shall surrender to Alleghany such certificate or certificates, and shall receive in exchange therefor a certificate representing the number of full Alleghany Shares into which the Shares represented by the surrendered certificate or certificates shall have been converted, and cash in lieu of any fractional shares to which the Holder otherwise would be entitled.

                        (b) If any certificate or certificates which immediately prior to the Effective Time represented Shares are for any reason not surrendered at the Effective Time pursuant to Section 3.2(a) hereof, such certificate or certificates shall be deemed for all corporate purposes to evidence ownership of the number of full Alleghany Shares into which the Shares represented by such certificate or certificates shall have been converted and cash in lieu of any fractional Alleghany Shares. No dividends or distributions otherwise payable on such Alleghany Shares after the Effective Time will be paid to a Holder until he or she has surrendered his or her certificate or certificates representing Shares, upon which surrender there shall be paid to such Holder, but without interest thereon, all such dividends and distributions. No transfers shall be made on the stock transfer books of the Surviving Corporation at the

              Effective Time, except to Alleghany as provided in Section 3.1(b) hereof.

                        (c) If a certificate for Alleghany Shares is to be issued to a person other than the Holder of the certificate surrendered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the Holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                        (d) None of Alleghany, Newco or the Company shall be liable to any Holder for any Alleghany Shares transferred or any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                       ARTICLE IV

                             Representations and Warranties
                           of the Company and the Shareholders

                        Each of the Company and the Shareholders jointly
              and severally represents and warrants to Alleghany and Newco as follows:

                        4.1.  Corporate Organization and Qualification.
                              ----------------------------------------
              The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is not qualified, and is not required to be qualified, to do business as a foreign corporation in any jurisdiction.
              The Company does not own any equity interest in any entities except as set forth in Exhibit 4.11(d). The Company has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company has delivered to Alleghany true and complete copies of its Articles of Incorporation and By-laws, each as amended to date, and each is in full force and effect.

                        4.2.  Authorized Capital.  The authorized capital
                              ------------------
              stock of the Company consists of 1,200 shares of capital stock, consisting of 1,000 Shares, which are issued and outstanding and entitled to vote on the Merger, and 200 shares of non-voting preferred stock, par value $1,250.00 per share, none of which are issued and outstanding and entitled to vote on the Merger. All of the issued and outstanding Shares have been duly authorized and are validly issued and outstanding, are fully paid and nonassessable, and are owned by the persons listed in Exhibit 4.2 hereto (in the amounts so listed) free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever. Except as set forth above, there are no shares of capital stock of the Company authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company. Exhibit 4.2 hereto sets forth a list of all transactions in the Shares of the Company since January 1, 1994. Neither the Company nor any of the Shareholders own any Alleghany Shares. Neither the Company nor any Shareholder is a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock of the Company.

                        4.3.  Corporate Authority.  Exhibit 4.3 hereto is a
                              -------------------
              true and complete list of all material permits, approvals, qualifications, filings, notices, consents or waiting periods of third parties other than Transferee and its affiliates and regulatory authorities which are required by the Company or any of the Shareholders for the consummation of the transactions contemplated by this Agreement (other than the filing of the Colorado Articles of Merger) and to permit the continuation of the business of the Company as it is now conducted (the "Company Approvals"). The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, including, without limitation, the effective written consent of all of the Shareholders approving this Agreement pursuant to Section 7-107-104 of the BCA. A true and complete copy of such consent is set forth in Exhibit 4.3 hereto. This Agreement constitutes a legal, valid and binding obligation of each of the Company and the Shareholders, enforceable against it, him or her in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
              (a) conflict with or result in a breach or violation of any of the provisions of the Articles of Incorporation or By-laws of the Company; (b) subject to the granting of the Company Approvals and the accuracy of Section 5.13 hereof, conflict with, result in a breach or violation of, result in a default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which the Company or any of the Shareholders is a party or by which any of their assets or properties is otherwise bound; or (c) subject to the granting of the Company Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Shareholders or any of their assets or properties, the effect of which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company.

                        4.4.  Compliance.
                              ----------

                        (a) The Company is, and has been since October 24, 1988, in compliance with all laws, regulations and requirements promulgated pursuant to such laws and regulations applicable to the operation of its business (including, without limitation, applicable insurance and trust laws and regulations, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), equal employment opportunity or other similar laws), with which the failure to so comply would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company.

                        (b) The Company is, and has been at all times since October 24, 1988, duly licensed as a title insurance agency to sell title insurance in the State of Colorado, such license is in full force and effect, and the Company is not required to be registered, licensed or qualified to sell title insurance in any other jurisdiction. Each officer, director, shareholder, owner, or employee of the Company required to be licensed as an insurance producer in the State of Colorado is, and since the later of the date on which such person was first required to be so licensed or the date on which such person was first associated with the Company has been, duly licensed as an insurance producer, and all such licenses are in full force and effect. The Company does not conduct and has not conducted since October 24, 1988 any insurance business other than the title insurance business in the State of Colorado. Since October 24, 1988, no proceeding has been instituted to revoke, restrict or suspend the license (or other qualification to conduct an insurance business) of the Company in the State of Colorado nor, to the best knowledge of the Company and the Shareholders, has any threat of any action which could lead thereto occurred.

                        (c) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not required to be registered or licensed as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        (d) Since October 24, 1988, none of the following has occurred or is currently pending: (i) any investigative or disciplinary proceedings by the Federal Trade Commission or any other federal, state, local or self-regulatory authority against the Company or any of its directors, officers or employees other than (A) Colorado Division of Insurance disciplinary claims which have been resolved in a manner not having an adverse impact on the Company, (B) proceedings resolved in the ordinary course of business which involved isolated incidents of alleged noncompliance with laws governing employment matters and in respect of which no penalty, other than a nominal fine, was assessed against the Company, and (C) a one time fine of approximately $8,000 assessed against the Company by the Colorado Division of Insurance in respect of a certain distribution of pamphlets; or (ii) the issuance of any consent judgments, decrees, cease and desist or other orders, disqualifications, penalties (other than the $8,000 assessment referred to above) or special restrictions against the Company or any of its directors, officers or employees (including, without limitation, criminal convictions) relating to or affecting the conduct of the business of the Company.

                        (e) No Shareholder has been advised or has any reasonable grounds to believe that the Company has lost any client which generated revenues to the Company of more than $50,000 for 1995.

                        (f)  With respect to the escrow accounts
              administered by the Company:

                        (i) Since October 24, 1988, all accounts in which cash or securities are or have been held by the Company as escrow agent have been administered, and all other trust, fiduciary and closing services, including without limitation, the preparation of documents, deeds and other conveyancing documents, have been performed, in compliance with law, the terms of any written instructions, and the terms of any insured closing letter issued by Chicago Title Insurance Company on behalf of the Company; and

                        (ii) without limiting the representations set forth in Section 4.4(f)(i) hereof, the balances in all of the accounts in which cash or securities are held by the Company as escrow agent are as reflected on the books and records of the Company without any deficiencies.

                        4.5.  Financial Statements.
                              --------------------

                        (a) The audited balance sheets of the Company as at December 31, 1995 and 1994 and the related audited statements of income and retained earnings and cash flows for the twelve months then ended (the "Annual Financial Statements"), which heretofore have been delivered to Alleghany, present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated in such financial statements.

                        (b) The unaudited balance sheet of the Company as at March 31, 1996 and the related unaudited statements of income and retained earnings and cash flows for the three months then ended, which heretofore have been delivered to Alleghany, present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements.

                        (c) The unaudited balance sheet of the Company as at June 30, 1996 (the "June 30 Balance Sheet") and the related unaudited statement of income (the "June 30 Income Statement") and the related unaudited statements of retained earnings and cash flows for the six months then ended, which heretofore have been delivered to Alleghany, present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements.

                        (d) If available at the time that this Agreement is executed, the unaudited balance sheet of the Company as at July 31, 1996 (the "July 31 Balance Sheet") and the related unaudited statement of income (the "July 31 Income Statement") and the related unaudited statements of retained earnings and cash flows for the seven months then ended, which, if available, have heretofore been delivered to Alleghany, present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements.

                        (e) Notwithstanding anything in this Agreement to the contrary, the Shareholders do not represent or warrant the accuracy of any amounts due to Chicago Title Insurance Company as reflected in the financial statements or other documents delivered pursuant to this Agreement and shall have no liability under any provision of this Agreement to the extent that any such amounts are incorrect.

                        4.6.  Undisclosed Liabilities.  Except as disclosed
                              -----------------------
              on Exhibit 4.6 hereto and except for matters described in
              Section 4.4(f) hereto or arising in connection with the issuance by the Company of policies of title insurance, as at December 31, 1995, the Company did not have any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company except as and to the extent disclosed in the Annual Financial Statements. Except as disclosed on Exhibit 4.6 hereto and except for matters described in Section 4.4(f) hereto or arising in connection with the issuance by the Company of policies of title insurance, since December 31, 1995, the Company has not incurred or become subject to any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company. Notwithstanding anything in this Agreement to the contrary, the Shareholders do not represent or warrant the accuracy of any amounts due to Chicago Title Insurance Company as reflected in the financial statements or other documents delivered pursuant to this Agreement and shall have no liability under any provision of this Agreement to the extent that any such amounts are incorrect.

                        4.7.  No Material Adverse Change.  Since December
                              --------------------------
              31, 1995, there has not been any material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of the Company as reflected in the Annual Financial Statements, whether or not arising from transactions in the ordinary course of business, and none of the Shareholders is aware of any fact or condition relating to the business of the Company which any of them reasonably believes might result in such a material adverse change after the Closing Date.

                        4.8.  No Dividends, Sale of Assets, etc.  Except
                              ---------------------------------
              for dividends in the aggregate amount of $1,000,000 paid on January 1, 1996, dividends in the aggregate amount of $1,300,000 paid on April 12, 1996, and as permitted by
              Section 10.5 hereof, since December 31, 1995, there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or direct or indirect redemption, purchase or other acquisition by the Company of any such stock; any sale, assignment, transfer or other disposition of any material tangible or intangible asset; or any amendment, termination or waiver of any right of substantial value belonging to or held by the Company.

                        4.9.  Litigation.  Except as previously disclosed
                              ----------
              to Chicago Title Insurance Company's General Claims Counsel, there are no actions, suits, proceedings, claims, investigations or examinations pending or, to the best knowledge of any Shareholder, threatened against the Company or its businesses, properties or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any private arbitration panel, which, if adversely determined, would result in a judgment of more than $25,000 or which would otherwise, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company.

                        4.10  Tax Matters.
                              -----------

                        (a) Since October 24, 1988, the Company (and any corporation with regard to which the Company is a successor in interest) has duly and timely filed (either separately or on a consolidated or combined basis) with the appropriate government agencies, all federal income tax returns and reports and all state, local and foreign tax returns and re-ports due (or have timely obtained extensions of any returns due for which extensions may be obtained) with respect to all income, sales, property, corporate franchise and business taxes, customs duties, and all other tax returns and reports of each and every kind in any jurisdiction the filing of which is necessary or required for the conduct of its business (the "Tax Returns"), and the Tax Returns filed are true, correct and complete in all material respects. The term "Taxes" as used in this Agreement shall mean all federal, state, local or foreign taxes, assessments, interest, penalties or deficiencies, duties, fees and other governmental charges or impositions of each and every kind whether assessed against or measured by properties, occupation, assets, wages, purchases, transfers, payments, sales, use, gross receipts, value added, business, capital stock, surplus, income, franchise, license, accumulations or otherwise, in each case whether disputed or not.

                        (b) Since October 24, 1988, all Taxes imposed upon or required to be collected or withheld by the Company have been (i) properly and fully paid to the extent due and payable, or properly and fully deposited to the extent required to be collected or withheld and deposited, and (ii) adequately reserved (in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years) in the case of Taxes payable or anticipated to be payable on account of the operations, acts or omissions of the Company for any and all periods, or in the case of Taxes collected or withheld and not yet deposited. The Company does not and will not have any liability, whether direct, indirect, fixed or contingent, for any Taxes in excess of the reserves for Taxes established on the books of the Company as of the date hereof or, as to liabilities accruing thereafter, as of the Closing Date. The Company is not delinquent in the payment of any Taxes, nor has the Company requested any extension of time within which to pay any Taxes, except to the extent that such Taxes have since been paid. There is no agreement, waiver or consent provid-ing for an extension of time with respect to the assessment of any Tax or deficiency against the Company and no power of attorney granted by the Company with respect to any Tax matter is currently in force. There is no claim or deficiency for any Taxes which has been threatened or asserted against the Company. There is no action, suit, proceeding, investigation, audit or claim now pending against or with respect to the Company with regard to any Taxes, nor is any claim for additional Taxes or assessment of Taxes asserted by any such authority.

                        (c) The Tax Returns of the Company have not been examined by the Internal Revenue Service for any period commencing on or after October 24, 1988. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any Tax liability for any period commencing on or after October 24, 1988. The Company has provided Alleghany with true and complete copies of all federal, state and local income tax returns constituting part of the Tax Returns which relate to the conduct of the business of the Company or any entity with regard to which the Company is a successor in interest, as well as any correspondence and agreements with the Internal Revenue Service or such state or local authorities for the jurisdictions in which such returns are filed for all periods for which assessments are not barred by operation of the relevant statute of limitations.

                        (d)  Except as set forth in Exhibit 4.10(d) hereto,
              (i) no property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code, nor property that is being treated as owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the en-actment of the Tax Reform Act of 1986; (ii) the Company is not a "real property holding company" within the meaning of Sections 897(c)(2) and 897(c)(1)(A)(ii) of the Code;
              (iii) the Company is not a "target" or "target affiliate" as a result of any transaction to which Section 338 of the Code may apply; (iv) the Company is not a party to any tax sharing agreement or tax indemnity agreement which would require the Company to make any payment to any other person by reason of any Tax imposed upon such person; (v) none of the Shareholders is a "foreign person" within the meaning of
              Section 1445 of the Code; and (vi) since October 24, 1988, the Company has never been a member of an affiliated group of corporations which filed a consolidated federal income tax return or been included on any combined or consolidated Tax Return.

                        4.11.  Assets.
                               ------

                        (a)  Material Agreements.  Exhibit 4.11(a) hereto
                             -------------------
              sets forth a true and complete list of all agreements to which the Company is a party or by which it is bound and which are material to the business of the Company except for
              (i) agreements to which Chicago Title Insurance Company is a party and (ii) leases for personal property with a remaining term of less than three years and aggregate remaining payments of less than $30,000. Each such agreement is in full force and effect, the Company is not in material breach, violation or default thereunder, and none of the Shareholders is aware of a material breach, violation or default thereunder by any other parties thereto.

                        (b)  Real Property.  Exhibit 4.11(b) hereto sets
                             -------------
              forth a true and complete list of the lease for the office space occupied by the Company at 1875 Lawrence Street, Suite 1200, Denver, Colorado and each other office occupied by or storage area used by the Company (collectively, the "Leases"). A true and complete copy of each of the Leases has heretofore been delivered to Alleghany. The Leases are in full force and effect and there are no existing defaults thereunder nor does there exist any event or condition which, with notice or lapse of time or both, would give rise to a default or constitute grounds for termination or re-entry thereunder. The Company does not own or lease any other real property.

                        (c)  Intangible Property.  Exhibit 4.11(c) hereto
                             -------------------
              is a true and complete list of all copyrights, patents, trademarks, trade names, logos, assumed or other names and other intangible property rights owned or used by the Company in its business. Subject to the accuracy of Section 5.13 hereof, all such rights are valid, subsisting and in full force and effect without interference by any other person. Neither the Company nor any Shareholder has received any notice with respect to any alleged infringement or unlawful use of any intangible property right owned or alleged to be owned by others.

                        (d)  Investment Securities.  Exhibit 4.11(d) hereto
                             ---------------------
              sets forth a true and complete list of all securities owned by the Company for its own account (the "Investment Securities"). The acquisition and ownership of the Investment Securities complied and complies in all material respects with all applicable insurance, trust or other laws and regulations.

                        (e)  Other Assets.  Exhibit 4.11(e) hereto sets
                             ------------
              forth a true and complete list of all other assets (or categories of assets) of the Company, including, without limitation, client lists, books and records, insurance policies, claims, memberships and licenses.

                        (f)  Title.  The Company has good and marketable
                             -----
              title to all of its assets, free and clear of all liens, security interests, pledges, agreements, claims, charges, options, covenants, reservations, restrictions and encum-brances of any nature whatsoever. All assets necessary for the conduct of the business of the Company as currently conducted are owned by or leased or licensed to it, and neither any Shareholder nor any other person owns, or has any rights whatsoever in, any such assets. To the extent applicable, such assets have been properly maintained and are in good operating condition and repair, ordinary wear and tear excepted.

                        4.12.  Benefit Plans.
                               -------------

                        (a) Exhibit 4.12 hereto sets forth a true and complete list of all employee benefit plans, agreements, commitments, practices or arrangements of any type, maintained, sponsored or contributed to by the Company or by any entity which is affiliated with the Company under
              Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA ("ERISA Affiliate") for the benefit of any employee, former employee, director or consultant of the Company or an ERISA Affiliate, or with respect to which the Company or an ERISA Affiliate has a liability, whether direct or indirect, actual or contingent (the "Plans"). The Plans listed in
              Exhibit 4.12 include each Plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA (the "ERISA Plans"). The Company does not have any express or implied commitment to create, incur liability with respect to or cause to exist any other employee benefit plan, agreement, commitment, practice or arrangement, to enter into any contract or agreement to provide compensation or benefits, or to modify, change or terminate any of the Plans. With respect to each Plan, the Company will make available to Alleghany true and complete copies of:

                        (i)  any and all plan texts and agreements,
                   including amendments;

                        (ii)  all material employee communications
                   (including summary plan descriptions or material modifications, if any);

                        (iii) the two most recent annual reports and actuarial reports, if required under ERISA;

                        (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401(a) of the Code; and

                        (v) any other material documents, including any applicable trust or other funding agreement and the latest financial statements thereof.

                        (b) Since October 24, 1988, each Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code. All contributions, premiums and other payment obligations required to be made to or in respect of any Plan since October 24, 1988 have been made timely and have been accrued on the consolidated financial statements of the Company. All contributions made or required to be made under any Plan since October 24, 1988 meet the requirements for deductibility under the Code. There are no pending, threatened, or anticipated claims (other than routine claims for benefits) involving any Plan. There are no unpaid penalties, fines or judgments, whether or not past due, involving any of the Plans. All filings and submissions required to be made by law since October 24, 1988 in respect of any of the Plans have been made timely, to the appropriate authority and were complete in all material respects. All amendments, changes or modifications to any of the Plans since October 24, 1988 have been made in accordance with the terms of such Plan and applicable law. No Plan by its terms requires the Company or an ERISA Affiliate to continue to employ any employee, director or consultant. Each Plan, in whole or in part, may be amended, modified or terminated by the Company without liability to itself except for benefits accrued to the effective date of such termination.

                        (c) Each ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust maintained thereunder has been determined by the Internal Revenue Service to be exempt from taxation under
              Section 501(a) of the Code; no event has occurred since the date of such determinations that would adversely affect such qualification or tax exemption. No breach of fiduciary duty or prohibited transaction has occurred with respect to which the Company or any ERISA Plan would be liable or otherwise damaged. All employee contributions under any ERISA Plan have been made to such plan before becoming "plan assets" under Department of Labor Regulation Section 2510.3-102.

                        (d)  With respect to each Plan that provides
              welfare benefits of the type described in Section 3(1) of
              ERISA: (i) no such plan provides medical or death benefits with respect to employees, former employees, directors or consultants of the Company beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code; (ii) each such plan has been administered in compliance with Sections 601-608 of ERISA where applicable and 4980B(f) of the Code where applicable; and (iii) no such plan has reserves, assets, surpluses or prepaid premiums.

                        (e) No Plan is (i) a "multiemployer pension plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA,
              (ii) a plan described in Section 4063 or 4064 of ERISA, or
              Section 413(c) of the Code, or (iii) a plan subject to
              Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has ever maintained, sponsored or contributed to, or has ever had any liability with respect to, any plan described in the immediately preceding sentence.

                        (f)  The consummation of the transactions
              contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment, or increase the amount, of compensation due any individual. No payment made or contemplated under any of the Plans constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                        4.13.  Interests of Officers, Directors and
                               ------------------------------------
              Shareholders.  Except as set forth in Exhibit 4.13 hereto or
              ------------
              as described in footnotes to any balance sheet of the Company delivered pursuant to Section 4.5 hereof or related statement of income and retained earnings and cash flows, and other than in respect of salaries or amounts due in respect of ordinary travel and business expenses and Benefit Plans, no present officer, director or shareholder of the Company nor any associate thereof has any agreement, loan or other obligation outstanding with, to or from the Company or for which the Company may be liable, or has any material interest in any firm, person or entity with which the Company does business.

                        4.14.  Employees.  Exhibit 4.14 hereto is a true
                               ---------
              and complete list of all employees of the Company, their employment dates and positions, whether any such employee has a written agreement with the Company, and the current salary of each such employee, and the salaries, incentive awards, bonuses and other compensation paid to each such employee for the year ended December 31, 1995 (shown separately). Except as set forth in Exhibit 4.14 hereto, since December 31, 1995, the Company has not terminated or experienced the resignation of any employee. There are no collective bargaining agreements relating to any employees of the Company. Within the last two years the Company has not experienced any work stoppage or been the subject of any collective bargaining agreement.

                        4.15.  Banks.  Exhibit 4.15 hereto is a true and
                               -----
              complete list of all banks or other financial institutions in which the Company has an account or a line of credit, showing a description of each account or line of credit, or in which the Company has a safe deposit box.

                        4.16.  Insurance.  Exhibit 4.16 hereto sets forth a
                               ---------
              true and complete list of all policies of insurance maintained by the Company, a copy of each of which has been previously delivered to Alleghany. Other than life insurance policies, the insurance coverage provided by the policies of insurance in force is reasonably adequate for the conduct of the business conducted by the Company in accordance with sound business practices and is not substantially different from that which is customary in the industry.

                        4.17.  Absence of Bank or Savings and Loan Status.
                               ------------------------------------------
              The Company (a) is not an "insured bank" or eligible for federal deposit insurance within the meaning of the Federal Deposit Insurance Act, as amended; (b) is not a "savings association" for purposes of the Regulations for Savings and
              Loan Holding Companies, 12 CFR    583-584 and the Regulations
              for the Acquisition of Control of Savings Associations, 12
              CFR   574; (c) does not accept deposits within the meaning of
              12 U.S.C.   378; (d) is not a "bank" or a "bank holding
              company," as such terms are defined in the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder (the "Bank Holding Company Act");
              (e) does not own or "control" 5 percent or more of the voting securities of a "bank" or "bank holding company," as such terms are defined in the Bank Holding Company Act; (f) is not regulated as a bank under the laws or regulations of its jurisdiction of incorporation; (g) is not a "savings and loan holding company"; (h) does not "control" any "savings
              association," as such terms are defined in 12 CFR    574 and
              583; (i) has not acquired by purchase or otherwise, and does not retain, more than 5 percent of the voting stock or shares of a "savings association" or "savings and loan holding
              company," as such terms are defined in 12 CFR   583; and
              (j) is not regulated as a savings and loan institution under the laws or regulations of its jurisdiction of incorporation.

                        4.18.  Brokers and Finders.  None of the Company,
                               -------------------
              any of its officers, directors or employees, or any Shareholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

                        4.19.  Status of Shareholders.  Each Shareholder
                               ----------------------
              represents that: (a) except for Donald C. Ford, such Shareholder is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); (b) such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Shareholder's acquisition of Alleghany Shares hereunder (c) such Shareholder has the ability to bear the economic risks of such Shareholder's acquisition hereunder, including a complete loss of his or her investment in Alleghany Shares; (d) such Shareholder has been furnished with and has had access to such information as such Shareholder has considered necessary to make a determination as to his or her acquisition hereunder (including, without limitation, reports, statements and schedules filed by Alleghany with the SEC and delivered pursuant to Section 5.10 hereof); (e) such Shareholder has had all questions asked by such Shareholder concerning the operations of Alleghany and Newco answered by Alleghany and Newco in a satisfactory manner; (f) such Shareholder has not been offered the Alleghany Shares by any form of general solicitation or general advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and (g) such Shareholder has not relied on any representations and warranties of Alleghany and Newco other than those contained in this Agreement.

                        4.20.  Investment Representation.  The Alleghany
                               -------------------------
              Shares to be acquired by each Shareholder will be acquired by such Shareholder for his or her own account for purposes of investment and not with a view to distribution in a manner which would be in violation of the Securities Act or the securities or "blue sky" laws of any state or jurisdiction of the United States, provided that any disposition of such Shareholder's property shall at all times be within his or her control. Alleghany acknowledges that the Alleghany Shares will be registered under the Securities Act pursuant to Section 9.4 hereof and that a portion of such Alleghany Shares may be sold upon such registration. Each Shareholder agrees that he or she will comply with all federal and state securities or "blue sky" laws with respect to the Alleghany Shares.

                        4.21.  Shareholder Understandings.
                               --------------------------

                        (a)  Each Shareholder understands that the
              Alleghany Shares to be acquired by the Shareholders have not been registered under the Securities Act and may be transferred only if so registered or if an exemption therefrom is available. Such Shareholder will not sell or dispose of any of the Alleghany Shares without (i) the registration, qualification, approval and listing of such Alleghany Shares, or (ii) the delivery to Alleghany of an opinion of counsel, in form and substance reasonably satisfactory to counsel for Alleghany, that such proposed sale or disposition is exempt from the provisions of Section 5 of the Securities Act and the applicable securities or "blue sky" laws of any state or jurisdiction of the United States.

                        (b)  Until such time as, and unless, the
              registration, qualification, approval and listing of the Alleghany Shares are effective, such Shareholder understands that the certificate for the Alleghany Shares received by him or her pursuant to the Merger shall bear a legend to the effect that the Alleghany Shares represented by such certificate have not been registered under the Securities Act and may not be transferred in the absence of such registra-tion or an exemption therefrom.

                        (c) Notwithstanding the effectiveness of such registration, qualification, approval and listing of the Alleghany Shares, such Shareholder understands that, until the publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, if such Shareholder is deemed an affiliate of the Company for purposes of the conditions for the "pooling-of-interests" method of accounting for business transactions, in accordance with Accounting Principles Board Opinion No. 16, Business Combinations, the certificate for Alleghany Shares
              ---------------------
              received by him or her pursuant to the Merger shall continue to bear a legend to the effect that the Alleghany Shares represented by such certificate may not be transferred; provided, however, that, as long as the Closing takes place
              --------  -------
              no later than November 30, 1996, the Alleghany Shares shall not be restricted after April 1, 1997, and Alleghany shall issue unrestricted certificates as soon as the conditions set forth above expire but not later than April 1, 1997.

                        4.22.  Pooling.  Since December 1, 1992, neither
                               -------
              the Company nor any of the Shareholders has taken any of the actions set forth in Exhibit 4.22 hereto. The statements set forth in the letter dated August 21, 1996 from the Company to Chicago Title Insurance Company relating to the Company's distributions, a copy of which is set forth in Exhibit 4.22 hereto, are true and correct.

                        4.23.  Aggregate Materiality.  There are no events,
                               ---------------------
              situations, obligations or liabilities of the types described in this Article IV and excepted therefrom solely because individually they do not have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company which, in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company.

                        4.24.  Disclosure; No Representations as to
                               ------------------------------------
              Earnings, Client Relationships and Accounting after the
              -------------------------------------------------------
              Pre-Closing Date.  The information provided by the Company
              ----------------
              and the Shareholders in this Agreement and in the exhibits and other documents delivered pursuant hereto does not contain any untrue statement of a material fact or omit to state herein or therein a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they are made, not misleading. Except for the extent to which the representations, warranties, agreements and covenants of the Company and the Shareholders set forth in this Agreement may bear on such matters and without in any way limiting the scope of such representations, warranties, agreements and covenants, the Company and the Shareholders do not make any representations or warranties as to (a) the earnings of the Company after the Pre-Closing Date; (b) the continuation of client relationships after the Pre-Closing Date; or (c) whether the acquisition of the Company will qualify for the "pooling-of-interests" method of accounting for business transactions referred to in Section 4.21(c) of this Agreement.


                                        ARTICLE V

                  Representations and Warranties of Alleghany and Newco

                        Each of Alleghany and Newco hereby jointly and
              severally represents and warrants to the Company and the Shareholders as follows:

                        5.1.  Corporate Organization and Qualification.
                              ----------------------------------------
              Each of Alleghany and Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where the absence of which would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole. Each of Alleghany and Newco has the requisite corporate power and authority to carry on its business as it is now being conducted. Alleghany has delivered to the Company a true and complete copy of its Restated Certificate of Incorporation and By-Laws, and of Newco's Articles of Incorporation and Bylaws, each as amended to date, and each is in full force and effect.

                        5.2.  Authorized Capital.  The authorized capital
                              ------------------
              stock of Alleghany consists of 22,000,000 Alleghany Shares, of which 7,208,950 Alleghany Shares are issued and outstanding as of the date hereof, and 8,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding as of the date hereof. All of the issued and outstanding Alleghany Shares have been duly authorized and are validly issued, fully paid and nonassessable. The authorized capital stock of Newco consists of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding as of the date hereof. Such shares have been duly authorized and are validly issued, fully paid and nonassessable, and are owned by Alleghany free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever.

                        5.3.  Corporate Authority.  Exhibit 5.3 hereto is
                              -------------------
              a true and complete list of all material permits, approvals, qualifications, filings, consents or waiting periods of third parties and regulatory authorities which are required by Alleghany or Newco for the consummation of the transactions contemplated by this Agreement (other than the filing of the Colorado Articles of Merger) (the "Alleghany and Newco Approvals"). Each of Alleghany and Newco has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Alleghany and Newco have been duly and validly authorized by all necessary corporate action on the part of Alleghany and Newco, and this Agreement constitutes a legal, valid and binding obligation of each of Alleghany and Newco, enforceable against it in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
              (a) conflict with or result in a breach or violation of any of the provisions of Alleghany's Restated Certificate of Incorporation or By-Laws or Newco's Articles of Incorporation or Bylaws; (b) subject to the granting of the Alleghany and Newco Approvals, conflict with, result in a breach or violation of, result in a default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which Alleghany or Newco is a party or by which any of their respective assets or properties is otherwise bound; or (c) subject to the granting of the Alleghany and Newco Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Alleghany or Newco or any of their respective assets or properties, the effect of which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.4.  Compliance.  Each of Alleghany and Newco is
                              ----------
              in compliance with all laws, regulations and requirements applicable to the operation of its business, with which the failure to so comply would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.5.  Financial Statements.
                              --------------------

                        (a) The audited consolidated balance sheets of Alleghany and its subsidiaries as at December 31, 1995 and 1994 and the related audited consolidated statements of earnings, changes in common stockholders' equity and cash flows for each of the years then ended ("Alleghany's Annual Financial Statements"), which heretofore have been delivered to the Company, present fairly the consolidated financial position and results of operations of Alleghany and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated therein.

                        (b) The unaudited consolidated balance sheet of Alleghany as at June 30, 1996 and the related unaudited consolidated statements of earnings and cash flows for the three months then ended ("Alleghany's June 30, 1996 Financial Statements"), which heretofore have been delivered to the Company, present fairly the consolidated financial position and results of operations of Alleghany and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with Alleghany's Annual Financial Statements, except as may otherwise be specifically indicated therein.

                        5.6.  Undisclosed Liabilities.  As at December 31,
                              -----------------------
              1995, Alleghany had no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole, except and to the extent disclosed in Alleghany's Annual Financial Statements as at December 31, 1995. Since December 31, 1995, Alleghany has not incurred or become subject to any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole, except and to the extent disclosed in Alleghany's June 30, 1996 Financial Statements.

                        5.7.  No Material Adverse Change.  Since
                              --------------------------
              December 31, 1995, there has not been any material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole as reflected in Alleghany's Annual Financial Statements as at December 31, 1995, whether or not arising from transactions in the ordinary course of business, and Alleghany is not aware of any fact or condition relating to its business which it reasonably believes might result in such a material adverse change after the Closing Date. A fluctuation in the market value of Alleghany Shares due to general market conditions shall not in and of itself be deemed to be a material adverse change for purposes of this Section 5.7.

                        5.8.  Litigation.  There are no actions, suits,
                              ----------
              proceedings, claims, investigations or examinations pending or, to the best knowledge of Alleghany, threatened against Alleghany or its businesses, properties or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any private arbitration panel, which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.9.  Brokers and Finders.  None of Alleghany, the
                              -------------------
              Transferee or any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

                        5.10.  SEC Filings.
                               -----------

                        (a) Alleghany has delivered to the Company and to each Shareholder: (i) its annual reports to stockholders for the fiscal years ended December 31, 1995 and 1994; its annual reports on Form 10-K for the fiscal years ended December 31, 1995 and 1994; (ii) its proxy statements relating to the meetings of the stockholders of Alleghany held April 26, 1996 and April 28, 1995; and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1995.

                        (b) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                        5.11.  Aggregate Materiality.  There are no events,
                               ---------------------
              situations, obligations or liabilities of the types described in this Article V and excepted therefrom solely because individually they do not have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole which, in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.12.  Disclosure.  The information provided by
                               ----------
              Alleghany and Newco in this Agreement and in the exhibits and other documents delivered pursuant hereto does not contain any untrue statement of a material fact or omit to state herein or therein a material fact necessary to make the statements made herein or therein, in light of the circum-stances under which they are made, not misleading.

                        5.13.  Transferee Approvals.  All permits,
                               --------------------
              approvals, qualifications, filings, notices, consents or waiting periods which are required by the Company from Chicago Title Insurance Company or its affiliates for the consummation of the transactions contemplated by this Agreement have been given or waived; provided, however, that
                                                   --------  -------
              this provision does not constitute a waiver of any obliga-tions to make payments under any agreements between the Company and Chicago Title Insurance Company or its affiliates.


                                       ARTICLE VI

                  Conditions to the Obligations of Alleghany and Newco

                        The obligations of each of Alleghany and Newco
              under this Agreement are subject to the satisfaction, on or before the Closing Date in accordance with the procedures set forth in Section 12.11 of this Agreement, of each of the following conditions:

                        6.1.  Compliance with Agreement.  The Company and
                              -------------------------
              each Shareholder shall have performed and complied in all material respects with all the terms, covenants and conditions required by this Agreement to be performed or complied with by it, him or her on or before the Closing Date, and Alleghany and Newco shall have received from the Company and each Shareholder the certificates required to be delivered by it, him or her pursuant to Section 12.11 of this Agreement.

                        6.2.  Representations and Warranties.  The
                              ------------------------------
              representations and warranties made by the Company and each Shareholder in this Agreement shall be true and correct in all material respects (except that each of the representa-tions and warranties made by the Company and each Shareholder which is qualified by materiality shall be true and correct in all respects) as of the Closing Date, except for any changes permitted by the terms hereof or consented to by Alleghany and Newco, and Alleghany and Newco shall have received from the Company and each Shareholder the certificates required to be delivered by it, him or her pursuant to Section 12.11 of this Agreement.

                        6.3.  Opinion of Counsel for the Company and the
                              ------------------------------------------
              Shareholders.  Alleghany and Newco shall have received an
              ------------
              opinion from Lentz, Evans and King P.C., counsel for the Company and the Shareholders, dated the Closing Date, substantially in the form set forth in Exhibit 6.3 hereto.

                        6.4.  Approvals.  All Company Approvals and all
                              ---------
              Alleghany and Newco Approvals shall have been obtained and be in effect on the Closing Date; provided, however, that the
                                             --------  -------
              Company Approvals required under the leases for the Arvada and Colorado Springs offices need not be obtained.


                                       ARTICLE VII

                              Conditions to the Obligations
                           of the Company and the Shareholders

                        The obligations of the Company and the Shareholders
              under this Agreement are subject to the satisfaction, on or before the Closing Date in accordance with the procedures set forth in Section 12.11 of this Agreement, of each of the following conditions:

                        7.1.  Compliance with Agreement.  Each of Alleghany
                              -------------------------
              and Newco shall have performed and complied in all material respects with all the terms, covenants and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date, and the Company and the Shareholders shall have received from each of Alleghany and Newco the certificates required to be delivered by them pursuant to Section 12.11 of this Agreement.

                        7.2.  Representations and Warranties.  The
                              ------------------------------
              representations and warranties made by Alleghany and Newco in this Agreement shall be true and correct in all material respects (except that each of the representations and warranties made by Alleghany and Newco which is qualified by materiality shall be true and correct in all respects) as of the Closing Date except for any changes permitted by the terms hereof or consented to by the Company and the Shareholders, and the Company and the Shareholders shall have received from each of Alleghany and Newco the certificates required to be delivered by them pursuant to Section 12.11 of this Agreement.

                        7.3.  Opinion of Counsel for Alleghany and Newco.
                              ------------------------------------------
              The Company and the Shareholders shall have received an opinion from Donovan Leisure Newton & Irvine, counsel for Alleghany and Newco, dated the Closing Date, substantially in the form set forth in Exhibit 7.3 hereto.

                        7.4.  Approvals.  All Company Approvals (except for
                              ---------
              the Company Approvals required under the leases for the Arvada and Colorado Springs offices) and all Alleghany and Newco Approvals shall have been obtained and be in effect on the Closing Date, and the Board of Directors of Alleghany shall have approved the execution, delivery and performance of this Agreement by Alleghany.

                                      ARTICLE VIII

                      Covenants of the Company and the Shareholders

                        8.1.  Covenants Pending the Closing.  From and
                              -----------------------------
              after the date hereof and until the Closing Date:

                        (a)  Access to Properties, Books and Records.  The
                             ---------------------------------------
              Company and the Shareholders shall afford or cause to be afforded to Alleghany and to the attorneys, accountants and other authorized representatives (collectively, "Representatives") of Alleghany reasonable access during normal business hours as often as they reasonably desire to Donald C. Ford and Nancy A. Leprino and the Company and its properties, books and records in order to afford Alleghany the opportunity to make such investigations of the affairs of the Company as it deems desirable. In the event Alleghany determines that in order to investigate reasonably defined matters relating to the Company it desires access to employees other than Donald C. Ford or Nancy A. Leprino, the Company, the Shareholders and Alleghany shall mutually identify employees who are knowledgeable about such matters and Alleghany shall be afforded reasonable access during normal business hours as often as they reasonably desire to such employees. The Company and the Shareholders shall also furnish or cause to be furnished to Alleghany such information relating to the business and affairs of the Company as Alleghany shall from time to time reasonably request. Alleghany shall, and shall cause its attorneys, accountants and other authorized representatives to, hold in confidence information which is obtained from the Company or the Shareholders and is not otherwise publicly available or ascertainable; provided, however, that (i) any such
                             --------  -------
              information may be disclosed to government officials pursuant to a court order or similar legal compulsion after advising the Company and the Shareholders of such requests for disclosures and giving the Company and the Shareholders reasonable opportunity to seek a protective order with respect to such disclosure, and (ii) any such information may be disclosed if the Shareholders consent to such disclosure in writing. In the event of any termination of this Agreement pursuant to Section 12.1 hereof, Alleghany shall return to the Company all materials obtained from the Company containing information of a confidential or proprietary nature, shall destroy all other materials which reflect or contain any such information, and shall maintain the confidentiality of information of a confidential or proprietary nature which is obtained from the Company or the Shareholders.

                        (b)  Carry On in Regular Course.  The Company shall
                             --------------------------
              carry on its business diligently and substantially in the same manner as presently being conducted and shall not make or institute any material change in its methods of operations or doing business; provided, however, that the Company shall
                                 --------  -------
              not enter into, terminate, amend or renew (except for the renewal of insurance policies that would otherwise expire prior to the Closing) any agreement which is, or if in existence as of the date hereof would have been required to be, set forth on any exhibit delivered pursuant to Section
              4.11 hereof, without the prior written consent of Alleghany. Without the prior written consent of Alleghany, neither the Company nor any of the Shareholders shall grant any bonuses to any of the employees of the Company, alter or increase the present compensation of such employees by an amount greater than $3,000 on an annual basis, amend the current terms of the Benefit Plans, make a loan or gift to any of the Shareholders or employees of the Company or, except as permitted by Section 10.5 hereof, declare, set aside or pay any dividend or other distribution in respect of the capital stock of the Company or directly or indirectly redeem, purchase or otherwise acquire any such stock. No capital expenditures shall be incurred or contracted for by or on behalf of the Company in excess of $10,000 in the aggregate prior to September 30, 1996 or $20,000 thereafter without the prior written consent of Alleghany. No sale, assignment, transfer or other disposition of any material tangible or intangible asset of the Company and no amendment, termination or waiver of any right of substantial value belonging to or held by the Company shall be made or contracted for by or on behalf of the Company without the prior written consent of Alleghany.

                        (c)  Preservation of Organization.  The Company
                             ----------------------------
              shall maintain its corporate existence and powers in Colorado. The Company shall not amend its Articles of Incorporation or By-laws without the prior written consent of Alleghany, and the Company shall not make any change in its authorized or issued capital stock; provided, however, that
                                                  --------  -------
              the Company shall amend its By-laws immediately prior to the Effective Time in any manner as Alleghany shall, in its sole discretion, request. Each of the Company and the Shareholders shall use its, his or her best efforts to
              (i) preserve intact the business organization of the Company,
              (ii) keep available to Alleghany the present key officers and employees of the Company other than Mike A. Leprino and Nancy
              A. Leprino, (iii) preserve for Alleghany the relationships of the Company with its clients, suppliers and others having business relations with it, (iv) maintain all of the proper-ties of the Company in customary repair, order and condition, and (v) take all steps reasonably necessary to maintain the intangible assets of the Company.

                        (d)  Financial Statements.  The Company shall
                             --------------------
              deliver to Alleghany as promptly as practicable, but in any event within twenty days, after the end of each quarter, the unaudited balance sheet of the Company and the related statements of income and retained earnings for the period then ended, which shall present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements.

                        8.2.  Filings and Approvals.  Each of the Company
                              ---------------------
              and the Shareholders shall duly make all regulatory filings required to be made by it in respect of this Agreement or the transactions contemplated hereby.

                        8.3.  Best Efforts.  Each of the Company and the
                              ------------
              Shareholders agrees to use its, his or her reasonable best efforts to consummate the transactions contemplated hereby, including, without limitation, satisfaction of the conditions set forth in Article VI hereof in accordance with the procedures set forth in Section 12.11 of this Agreement.

                        8.4.  Further Assurances.  Each of the Shareholders
                              ------------------
              agrees that he or she will, from time to time at and subsequent to the Closing Date, at the request of Alleghany and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Alleghany may reasonably request in order more effectively to consummate the transactions contemplated hereby, including, without limitation, a representation letter from the Company to KPMG Peat Marwick LLP in the form set forth in Exhibit 8.4 hereto. None of the Shareholders will take any of the actions set forth in
              Exhibit 8.4 hereto.

                        8.5.  No Competition; No Solicitation; No
                              -----------------------------------
              Inducement; Confidentiality.
              ---------------------------

                        (a) Each Shareholder agrees that for a period commencing on the Closing Date and ending five years thereafter he or she shall not, without the express prior written consent of the Surviving Corporation:

                        (i) engage in the title insurance agency business of the type conducted currently by the Company (or conducted during the period commencing on the Closing Date and ending five years thereafter by the Surviving Corporation or any subsidiary or affiliate thereof), either directly, or as a consultant or advisor, or as a shareholder (other than as the holder of less than 5 percent of the shares of any corporation whose shares are traded on a national securities exchange or over the counter) or partner, in direct competition with the Surviving Corporation or any subsidiary or affiliate thereof within the counties in the State of Colorado listed on Exhibit 8.5;

                        (ii) for himself or herself, on behalf of any other person, firm or entity or in connection with any other person, firm or entity, approach, counsel or attempt to induce any employee of the Surviving Corporation to leave the employ of the Surviving Corporation or to terminate such engagement, or employ or attempt to employ, or engage or attempt to engage, any such person who at any time during the preceding twelve months was in the employ of the Company or the Surviving Corporation or engaged by the Company or the Surviving Corporation; or

                        (iii) for himself or herself, on behalf of any other person, firm or entity or in conjunction with any other person, firm or entity (other than the Surviving Corporation) do business with, solicit, call upon, accept business from or engage in business with any person, firm or entity which is a customer of the Surviving Corporation on the Closing Date for the purpose of providing the same or similar services as that conducted by the Surviving Corporation as of the Closing Date or entered into by the Surviving Corporation after the Closing Date.

                        (b) Each Shareholder agrees that he or she will not at any time from and after the date hereof divulge, furnish or make accessible to any person, or himself or herself make use of any confidential information obtained by him or her in respect of the Company, the Surviving Corporation or any subsidiary or affiliate thereof, including, without limitation, information with respect to any trade secrets, products, programs, methodologies, finances, financial condition, organization, personnel, business activities, budgets, plans or objectives of the Company, the Surviving Corporation or any subsidiary or affiliate thereof, and that, except for Donald C. Ford, he or she will, prior to the Closing Date, return to the Company all such information which has been reduced to written or other physical form, and all copies thereof, in his or her possession or custody or under his control; provided,
                                                          --------
              however, that (i) confidential information shall not include
              -------
              publicly available information or information known generally to the public or in the industry, and (ii) a Shareholder may disclose such information as may be required in connection with any judicial or administrative proceeding or inquiry.

                        (c) In view of the geographic scope and nature of the business in which the Company is, and the Surviving Corporation will be, engaged, and recognizing the substantial sums to be paid to the Shareholders pursuant to the terms hereof, each Shareholder expressly acknowledges that the restrictive covenants set forth in this Section 8.5, including, without limitation, the geographic scope of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Surviving Corporation and that the enforcement of such restrictive covenants will not prevent him or her from earning a livelihood. Each Shareholder also acknowledges that the scope of the operations of the Company is, and the Surviving Corporation will be, such that it is reasonable that the restrictions set forth in this Section 8.5 are not more limited as to geographic area than is set forth herein.

              Each Shareholder further acknowledges that the remedy at law for any breach or threatened breach of this Section 8.5 will be inadequate and, accordingly, that Alleghany and the Surviving Corporation shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief.

                        (d) The provisions of this Section 8.5 shall be construed as independent covenants; and the existence of any claim, demand, action or cause of action of a Shareholder against any party hereto, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of any of the covenants in this Section 8.5.

                        8.6.  Compliance with Securities Laws.  Each of the
                              -------------------------------
              Shareholders agrees that he will comply with all federal and state securities and "blue sky" laws with respect to the Alleghany Shares.


                                       ARTICLE IX

                            Covenants of Alleghany and Newco

                        9.1.  Filings and Approvals.  Each of Alleghany and
                              ---------------------
              Newco shall duly make all regulatory filings required to be made by it in respect of this Agreement or the transactions contemplated hereby.

                        9.2.  Best Efforts.  Each of Alleghany and Newco
                              ------------
              agrees to use its reasonable best efforts to consummate the transactions contemplated hereby, including, without limitation, satisfaction of the conditions set forth in
              Article VII hereof in accordance with the procedures set forth in Section 12.11 of this Agreement.

                        9.3.  Further Assurances.  Alleghany agrees that it
                              ------------------
              will, from time to time at and subsequent to the Closing Date, at the request of the Shareholders and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as the Shareholders may reasonably request in order more effectively to consummate the transactions contemplated hereby.

                        9.4.  Registration Rights.
                              -------------------

                        (a)  Registration.  Subject to this Section 9.4(a),
                             ------------
              Alleghany shall use its reasonable best efforts to file within 30 days after the Closing Date a registration statement on Form S-3 under the Securities Act and agrees to effect no earlier than the first day after the publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, but in all events no later than April 1, 1997 (provided that the Closing takes place no later than September 30, 1996), (i) such registration and/or qualification with, or the approval of, any governmental authority under any federal or state securities laws of all Alleghany Shares acquired by the Shareholders under this Agreement, and (ii) the listing of such Alleghany Shares with any domestic securities exchange on which Alleghany's common stock is then listed, in each case as may be required to permit the sale or other disposition of such Alleghany Shares by the Shareholders. Alleghany may, upon written notice to the Shareholders, defer such registration for a reasonable period, but not in excess of 90 days, if it has made a good faith determination that the filing of a registration statement at such time would require the disclosure of material information which Alleghany has a bona fide business purpose for preserving as confidential or that Alleghany is unable to comply with SEC requirements. Alleghany shall be under no obligation to effect an underwritten offering of the Alleghany Shares. Alleghany shall not be required to effect more than one registration pursuant to this Section 9.4(a).

                        (b)  Effectiveness.  Alleghany shall keep effective
                             -------------
              and maintain any registration, qualification, approval or listing of the Alleghany Shares required pursuant to this
              Section 9.4, and from time to time to amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable federal and state securities laws, until the earlier of the date on which all of the Alleghany Shares covered by the registration statement have been sold by the Shareholders or two years after the effectiveness of such registration statement. Alleghany shall furnish to each Shareholder such number of copies of such prospectus, as amended from time to time, and supplements thereto, as such Shareholder may reasonably request.

                        (c)  Expenses.  All expenses incident to the
                             --------
              obligations of Alleghany under Sections 9.4(a) and 9.4(b) hereof (including, without limitation, registration fees, printing or document reproduction expenses, and fees and expenses of its counsel and accountants) shall be borne by Alleghany, and all other expenses incident to the disposition by each Shareholder of the Alleghany Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) shall be borne by such Shareholder.

                        (d)  Shareholder Agreements.  Each Shareholder
                             ----------------------
              shall (i) furnish to Alleghany such information as Alleghany may from time to time reasonably request in connection with the registration statement and prospectus, any amendment or supplement thereto or any other filings required by this
              Section 9.4; (ii) from and after the Closing Date and for so long as the registration, qualification, approval or listing remains effective, promptly after the sale or any other disposition by him or her of Alleghany Shares, give Alleghany written notice of same; (iii) promptly notify Alleghany of any event which comes to his or her attention which would necessitate an amendment or supplement to the registration statement, prospectus or any of the other filings required by this Section 9.4; and (iv) suspend sales of Alleghany Shares under such registration statement promptly upon receipt of notice from Alleghany that such sales may not be made until such registration statement and prospectus are amended or supplemented as necessary, provided that Alleghany do so as expeditiously as possible.

                        (e)  Indemnification under this Section 9.4.
                             --------------------------------------

                        (i) Alleghany agrees to indemnify, to the extent permitted by law, the Shareholders and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs or expenses, including, without limitation, attorneys' fees (collectively, "Liabilities"), under the Securities

                   Act, state securities laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Alleghany Shares, or (B) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Alleghany by the Shareholders expressly for use in such registration statement or prospectus. If the offering pursuant to this Section 9.4 is made through underwriters, Alleghany agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters to the same extent as provided above with respect to the indemnification of the Shareholders.

                        (ii) The Shareholders jointly and severally agree to indemnify, to the extent permitted by law, Alleghany, its directors and officers and each person, if any, who controls Alleghany within the meaning of Section 15 of the Securities Act and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities under the Securities Act, state securities laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Alleghany Shares, or (B) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Alleghany by the Shareholders expressly for use in such registration statement or prospectus.

                        (iii) The procedures to be followed in connection with the rights of indemnification provided in this
                   Section 9.4(e) are set forth in Section 11.3 hereof.

                                        ARTICLE X

                       Covenants of the Shareholders and Alleghany
                    Relating to Certain Tax and Distribution Matters

                        10.1.  Pre-Merger and Straddle Period Taxes.
                               ------------------------------------

                        (a) The Company, at its cost or expense, shall prepare or cause to be prepared, and file or cause to be filed, on a timely basis, each of the income Tax Returns of the Company (including any amendments thereto) in respect of
              (a) the taxable period beginning January 1, 1996 and ending on the day before the Effective Time (the "Pre-Merger Period"), and (b) the taxable period consisting of the day of the Effective Time (the "One-Day Period"). The Shareholders shall pay, or cause to be paid, all income Taxes in respect of the Pre-Merger Period, and the Company shall pay, or cause to be paid, all income Taxes in respect of the One-Day Period.

                        (b) The Tax Returns for each of the Pre-Merger Period and the One-Day Period shall be prepared on the basis of the Company's normal tax accounting method and shall be consistent with the preparation of the Pre-Closing Date Balance Sheet (as hereinafter defined). In furtherance thereof, the Shareholders and Alleghany each agree to make the election provided by Section 1362(e)(3) of the Code and each further agrees to execute and deliver to the Company (at least 30 days prior to the due date for filing (determined without any extensions) for each of the Pre-Merger Period and One-Day Period income Tax Returns) the statement required by Treasury Regulation Section 1.1362-6(b). The Pre-Merger and One-Day Period income Tax Returns shall otherwise be prepared in a manner consistent with the past practices of the Company and, in any event, as to which there shall be "substantial authority" (within the meaning of Section 6662(d)(2)(B)(i) of the Code) as to the treatment of any item shown on such Tax Returns. The Company shall furnish a copy of each such Tax Return to Alleghany at least thirty days prior to the due date (determined without any extensions) for the filing thereof so that Alleghany may satisfy itself that such Tax Return was prepared in compliance with the foregoing sentence. In the event that Alleghany determines that there is not "substantial authority" for the treatment of any item on any such Tax Return, such Tax Return shall not be filed until the Company and Alleghany mutually agree as to the treatment of any such item.

                        (c) All transfer, gains, stamp, recording or other similar Taxes incurred in connection with the transactions contemplated by this Agreement, including any interest, pen-alties, fines, assessments or additions to tax, whether dis-puted or not, imposed in respect of the foregoing, will be borne by the Shareholders. The Shareholders will, at their own expense, file all necessary Tax Returns and other docu-mentation with respect to all such transfer Taxes as required by applicable law, and assume all responsibility for filing such Tax Returns and documentation on an accurate, complete and timely basis. Alleghany, as appropriate, will join in the execution of any such Tax Return or other documentation.

                        10.2.  Access to Information and Retention of
                               --------------------------------------
              Records.
              -------

                        (a) Each of the Shareholders and Alleghany will provide the other, and Alleghany, after the Closing, shall cause the Surviving Corporation to provide the Shareholders, at reasonable times and upon reasonable notice, access to, and a right to copy and use where appropriate, any records or information and personnel which may be relevant for the taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement in connection with the preparation of any Tax Returns, any audit or other examination, the filing of any claim for a refund of Tax or for the allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this Section 10.2(a) shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

                        (b) The Shareholders shall promptly forward to Alleghany, and Alleghany shall promptly forward to the Shareholders' Representative (as defined below), all written notifications and other written communications received by the Shareholders or Alleghany, respectively, relating to any liability for Taxes for a taxable period, including the One-Day Period, for which the Shareholders or Alleghany, as the case may be, are or is charged with payment responsibility under this Agreement.

                        10.3.  Section 338(h)(10) Election.
                               ---------------------------

                        (a)  Triggering Disposition. If the Shareholders
                             ----------------------
              dispose of, in the aggregate, more than fifty percent of the Alleghany Shares received pursuant to Article III of this Agreement within eight months after the Closing Date (a "Triggering Disposition"), the Shareholders shall give Alleghany and Donovan Leisure Newton & Irvine, as escrow agents, written notice of such Triggering Disposition and, at the request of Alleghany, each of the Shareholders shall join with Alleghany in making an election under Section 338(h)(10) of the Code and the Treasury Regulations thereunder (a "Section 338(h)(10) Election") with respect to the Company.

                        (b)  Facilitation of Election.  To facilitate the
                             ------------------------
              timely filing of any Section 338(h)(10) Election, at the Closing each Shareholder agrees to execute and deliver to Donovan Leisure Newton & Irvine, as escrow agent, Internal Revenue Service Form 8023-A, Corporate Qualified Stock
                                           -------------------------
              Purchases, prepared by Alleghany, for the Company.  The
              ---------
              escrow agent shall not release Form 8023-A to Alleghany until such time as the Shareholders have notified Alleghany and the escrow agent that a Triggering Disposition has occurred pursuant to Section 10.3(a) hereof. The escrow agent shall deliver Form 8023-A to the Shareholders following the expiration of the eight-month period referenced in Section 10.3(a) hereof.

                        (c)  Allocation of Merger Consideration.  Alleghany
                             ----------------------------------
              and the Shareholders agree that, if Alleghany makes a Section 338(h)(10) Election upon a Triggering Disposition, the Merger Consideration and the liabilities of the Company (plus other relevant items) shall be allocated to the assets of the Company for all Tax purposes in a manner consistent with the Treasury Regulations under Section 338 of the Code and on the basis of the fair market values as reasonably determined by Alleghany, provided that the fair market value as so determined shall not be less than the tax basis thereof on the Closing Date and that, in the event Alleghany determines to allocate Merger Consideration to assets described in
              Section 1245 or Section 1250 of the Code, or assets the sale of which at a gain would produce ordinary income, in excess of the tax basis of such assets, the fair market value of such assets shall be determined by the mutual agreement of Alleghany and the Shareholders. Alleghany, the Company and each of the Shareholders agree that each shall file all Tax Returns (including amended returns and claims for refund) and information reports for the Company in a manner consistent with such election and such values.

                        (d)  Additional Taxes Due.  Any additional Taxes
                             --------------------
              imposed upon the Company by reason of the Section 338(h)(10) Election shall be paid by the Company.

                        (e)  Notice of Disposed Merger Consideration;
                             ----------------------------------------
              Notice of Section 338(h)(10) Election.  If any Shareholder
              -------------------------------------
              disposes of any Alleghany Shares within eight months after the Closing Date, such Shareholder shall promptly (and, in the case of any disposition occurring more than six months after the Closing Date in no event later than five days after such disposition) notify Alleghany of such disposition, which notice shall include the number of Alleghany Shares disposed of. If Alleghany makes a Section 338(h)(10) Election upon a Triggering Disposition, Alleghany shall promptly notify the affected Shareholders of such election.

                        10.4.  Miscellaneous Tax Provisions.
                               ----------------------------

                        (a)  Notice of Disposed Consideration.  If any
                             --------------------------------
              Shareholder disposes of any Alleghany Shares within two years after the Closing Date, such Shareholder shall promptly notify Alleghany of such disposition, which notice shall include the number of Alleghany Shares disposed of.

                        (b)  Absence of Tax Representations or Agreements.
                             --------------------------------------------

                        (i) Except as set forth in Section 10.4(c) below, Alleghany makes no representations or warranties with respect to the income Tax consequences of the transactions contemplated by this Agreement or the effect thereon of, or any agreements as to any restrictions on, any transactions involving the Company (or its assets) after the Closing Date. Further, nothing contained herein shall be construed or interpreted to impose any liability or obligation upon Alleghany, Newco and/or any Transferee for any Taxes imposed upon any Shareholder by reason of any of the transactions contemplated by this Agreement except upon breach of Section 10.4(c) hereof.

                        (ii) The Shareholders make no representations or
                   warranties with respect to the income Tax consequences of the transactions contemplated by this Agreement or the effect thereon of or, except as expressly set forth in this Agreement, any agreements as to any restrictions on, any transactions involving the Alleghany Shares after the Closing Date. Further, except as expressly set forth in this Agreement, nothing contained herein shall be construed or interpreted to impose any liability or obligation upon the Shareholders for any Taxes imposed upon Alleghany, Newco and/or any Transferee by reason of any of the transactions contemplated by this Agreement.

                        (c)  Alleghany Representations.  Solely for
                             -------------------------
              purposes of permitting each of the Shareholders to determine the income Tax consequences to them of the Merger, Alleghany represents to the Shareholders that:

                        (i) At the Effective Time, Alleghany will have no plan or intention to reacquire any of the Alleghany Shares issued in the Merger to the Shareholders.

                        (ii)  Following the Merger, the Surviving
                   Corporation will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business (as contemplated by Treas. Reg. Section 1.368-1(d)).

                        (iii) Immediately prior to the Merger, Alleghany will be in control of Newco (within the meaning of Section 368(c) of the Code).

                        (iv)  Immediately following the Merger, the
                   Surviving Corporation will not issue additional shares of its stock that would result in Alleghany losing control of the Surviving Corporation (within the meaning of Section 368(c) of the Code).

                        (v) At the Effective Time, Alleghany will have no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation for a period of two years after the Effective Time, except for any transfer of the stock of the Surviving Corporation to a corporation which is controlled (within the meaning of Section 368(c) of the Code) by Alleghany or to a corporation controlled (within the meaning of Section 368(c) of the Code) by a corporation which is controlled (within the meaning of Section 368(c) of the Code) by Alleghany; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or any of the assets acquired in the Merger, except for dispositions made in the ordinary course of business.

                        (vi) Immediately prior to the Merger, Newco will not constitute an investment company (as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code).

                        (vii) At the Effective Time, Newco will have no liabilities other than those arising under this Agreement.

                        (d) In the event that the United States Tax Court shall render a final decision (as such term is used in Section 7481(a) of the Code), or in the event that a District Court of the United States or the United States Court of Federal Claims shall make a final decision determining the Federal income tax consequences to one or more of the Shareholders of the Merger, and such decision becomes final (including any appeals) holding that any representation in
              Section 10.4(c) hereof was not true at the time provided for in the representation, then such factual determination that the representation in Section 10.4(c) hereof was not true shall be binding upon Alleghany in any subsequent proceeding with the Shareholders; provided that: (1) counsel representing the Shareholders in the proceeding before the Tax Court, the District Court or the Court of Claims (including in any appeals therefrom) was a law firm experienced in such matters and reasonably acceptable to Alleghany, and (2) (A) such counsel acknowledged in writing that such counsel also represented the interests of Alleghany to be determined in such proceeding, and Alleghany was given the opportunity to consult with and make recommendations to such counsel in the conduct of such proceeding or (B) Alleghany was given the opportunity by the Shareholders in writing to control the handling by such counsel in such proceeding of the issues relating to the representations in
              Section 10.4(c) hereof.

                        10.5.  Distributions.
                               -------------

                        (a) Before the Effective Time but not before the completion of the Pre-Closing Date Balance Sheet and the resolution of any disagreements with respect thereto, the Company may declare and pay to the Shareholders distributions in an amount equal to the Tax Distribution and in an aggregate amount equal to the Earnings Distribution (each as defined below).

                        (b) The Tax Distribution shall be an amount equal to the aggregate Federal and Colorado income Taxes estimated to be imposed on each Shareholder computed using a combined, aggregate tax rate of 43.808 percent, by reason of the inclusion in each Shareholder's taxable income for 1996 of
              (x) the Shareholder's pro rata share of the Company's estimated items of income, loss, deduction or credit for its taxable period beginning on January 1, 1996 and ending on March 31, 1996 (the "First Quarter Income"), and (y) an amount equal to the Shareholder's pro rata share of the Company's estimated taxable income for the period beginning on the day after the Pre-Closing Date and ending on the day prior to the Effective Time (the "Short-Period Income"). The First Quarter Income shall be computed based upon the unaudited statement of income for the Company at March 31, 1996, delivered pursuant to Section 4.5(b) hereof, with such adjustments thereto as are appropriate and proper to reflect the differences, if any, between the computation of taxable income under the Code and income for financial statements in accordance with generally accepted accounting principles. Alleghany and the Shareholders shall mutually agree upon the estimate of the Company's First Quarter Income. The Short-Period Income shall be equal to the product of (i) the Company's average daily net income, derived by dividing (x) the income of the Company during the first six months of 1996, as shown on the June 30 Income Statement (or, if available, the income of the Company during the first seven months of 1996, as shown on the July 31 Income Statement), with such adjustments thereto as are appropriate to reflect the differences, if any, between the computation of taxable income under the Code and income for financial statements in accordance with generally accepted accounting principles, by
              (y) the number of business days (a business day being each day that banks in Denver, Colorado are open for the conduct of business) during the first six months of 1996 (or the first seven months of 1996 if using the July 31 Income Statement), times (ii) the number of business days (as heretofore defined) from the day after the Pre-Closing Date to and including the day prior to the Effective Time.

                        (c)(i) The Company may declare and pay to the Shareholders as the Earnings Distribution an amount up to the difference between the Retained Earnings (including Current Year Retained Earnings) of the Company as shown on the Pre-Closing Date Balance Sheet (as defined below) and the Retained Earnings (including Current Year Retained Earnings) as shown on the balance sheet of the Company as at March 31, 1996 delivered pursuant to Section 4.5(b) hereof; provided, however,
                                                      --------  -------
                   that, after such Earnings Distribution, (A) Total Current Assets (excluding any accounts receivable first established more than 90 days prior to the Pre-Closing
                   Date) shall equal or exceed Total Current Liabilities (reduced by an amount equal to the lesser of the amount accrued on the Pre-Closing Date Balance Sheet for the "accrued rent" account and $210,386), all as shown on the Pre-Closing Date Balance Sheet, and (B) cash and Cash Equivalents (as defined below) of the Company shall equal or exceed the sum of $400,000 plus the Transaction Fees (as defined below), all as shown on the Pre-Closing Date Balance Sheet.

                        (ii) The unaudited balance sheet of the Company as at the Pre-Closing Date (the "Pre-Closing Date Balance Sheet") and related unaudited statements of income and retained earnings shall be prepared by the Company and delivered to the parties hereto. Such Pre-Closing Date Balance Sheet and related unaudited statements of income and retained earnings will present fairly the financial position of the Company as at the Pre-Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements; provided, however, that such Pre-Closing
                               --------  -------
                   Date Balance Sheet and related unaudited statements of income and retained earnings shall be prepared without regard to the effect thereon of any of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all accruals of revenues, obligations and expenses will be properly reflected on the Pre-Closing Date Balance Sheet and related unaudited statements of income and retained earnings in accordance with generally accepted accounting principles, including, without limitation, (i) all accruals for the preparation of income Tax Returns for the Pre-Merger Period, and (ii) all legal, accounting, tax and other advisory fees and expenses of the Company incurred in connection with the transactions contemplated hereby (the "Transaction Fees"). The Shareholders shall be liable for any Transaction Fees not reflected as accruals on the Pre-Closing Date Balance Sheet, and the Company shall have no liability whatsoever therefor.
                   Any disagreements relating to the Pre-Closing Date Balance Sheet shall be resolved in accordance with
                   Section 12.11 hereof.

                        (iii) "Cash Equivalents" shall mean investments held in money market accounts, checking accounts, or federally insured certificates of deposit for terms not exceeding 30 days and shall be shown separately on the Pre-Closing Date Balance Sheet; provided, however, that
                                                   --------  -------
                   no such investment shall have been pledged to secure any obligation in any manner whatsoever.


                                       ARTICLE XI

                                        Indemnity

                        11.1.  By the Shareholders and the Company.  The
                               -----------------------------------
              Shareholders and, prior to the Closing, the Company jointly and severally agree to indemnify Alleghany, Newco and Transferee and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to the breach of any representation, warranty, agreement or covenant of the Company or the Shareholders set forth in this Agreement, or in any of the exhibits or other documents delivered pursuant hereto, and any and all actions, suits, proceedings, demands, assessments or judgments, and costs and expenses, incident to any of the foregoing, but only if and to the extent that any claim in respect of any such breach is asserted during the period during which such representation, warranty, agreement or covenant shall survive in accordance with Section 12.6 hereof; provided, however, that the Shareholders and the
                      --------  -------
              Company shall have no obligation to indemnify Alleghany, Newco and Transferee under this Agreement until such time as the aggregate amount of Liabilities claimed by Alleghany, Newco and Transferee exceeds Two Hundred Fifty Thousand Dollars ($250,000), and then only in amounts in excess of such Two Hundred Fifty Thousand Dollars ($250,000), except that (a) Alleghany, Newco and Transferee shall be indemnified for any and all Liabilities resulting from any breach of
              Section 4.2 hereof, whether or not such Liabilities exceed Two Hundred Fifty Thousand Dollars ($250,000), and (b) the Shareholders and the Company shall have no obligation to indemnify Alleghany, Newco and Transferee under this Agreement for Liabilities resulting from any breach of
              Section 4.4(f)(ii) hereof until such time as the aggregate amount of such Liabilities claimed by Alleghany, Newco and Transferee exceeds One Hundred Thousand Dollars ($100,000), and then only in amounts in excess of such One Hundred Thousand Dollars ($100,000). Liabilities resulting from any breach of Section 4.4(f)(ii) up to $100,000 shall also be counted as Liabilities for the breach of any representation, warranty, agreement or covenant of the Company or the Shareholders for purposes of reaching the threshold of Two Hundred Fifty Thousand Dollars ($250,000) applicable to such Liabilities. Notwithstanding the foregoing, the Shareholders shall not be required to make any payments under this Section
              11.1 to the extent that such payments have been made under any applicable policy of insurance after the insureds under any such policy have used reasonable good faith efforts to make any potentially covered claim and obtain payment on such claim; provided, however, that there shall be no obligation
                     --------  -------
              to maintain any such insurance, except that the Company shall be obligated to maintain, until the first anniversary of the Closing Date, a "dishonesty policy" which provides coverage of $500,000 for an annual premium of about $1,000.

                        11.2.  By Alleghany and Newco.  Alleghany and Newco
                               ----------------------
              jointly and severally agree to indemnify the Shareholders and, prior to the Closing, the Company and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to the breach of any representation, warranty, agreement or covenant of Alleghany or Newco set forth in this Agreement or in any of the exhibits or other documents delivered pursuant hereto, and any and all actions, suits, proceedings, demands, assessments or judgments, and costs and expenses, incident to any of the foregoing, but only if and to the extent that any claim in respect of any such breach is asserted during the period during which such representation, warranty, agreement or covenant shall survive in accordance with Section 12.6 hereof; provided, however, that Alleghany
                                        --------  -------
              and Newco shall have no obligation to indemnify the Shareholders and the Company under this Agreement until such time as the aggregate amount of Liabilities claimed by the Company and the Shareholders exceeds Two Hundred Fifty Thousand Dollars ($250,000), and then only in amounts in excess of such Two Hundred Fifty Thousand Dollars ($250,000), except that the Shareholders shall be indemnified for any and all Liabilities resulting from any breach of Sections 9.4(a) and 9.4(b) hereof, whether or not such Liabilities exceed Two Hundred Fifty Thousand Dollars ($250,000).

                        11.3.  Procedure.
                               ---------

                        (a) Alleghany, Newco and/or Transferee, on the one hand, and the Company and/or the Shareholders, on the other hand, each agree to promptly notify each other if any of them becomes aware of any Liabilities with respect to which indemnity may be asserted under Section 9.4 hereof or this
              Article XI (hereinafter referred to as a "claim"), provided that failure to notify the indemnifying party shall not re-lieve such party from liability except to the extent such party is prejudiced thereby. The party entitled to indemnity (the "Indemnitee") shall permit the party responsible for such indemnity (the "Indemnitor") to assume the defense of any such claim or any litigation resulting from such claim.

                        (b) If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, the Indemnitee may participate, at its expense, in the defense of such claim or litigation provided that the Indemnitor shall direct and control the defense of such claim or litigation. Except with the written consent of Indemnitee, which consent shall not be unreasonably withheld, the Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation.

                        (c) If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate. The Indemnitee shall not enter into any settlement of such claim or litigation without the written consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitor shall promptly reimburse the Indemnitee from time to time for any and all amounts paid for or incurred by the Indemnitee and for which the Indemnitor is obligated pursuant to Section 9.4 hereof or this Article XI, upon submission by the Indemnitee of a statement reflecting the basis upon which such indemnification is sought and the computation of such amounts.

                        11.4.  Shareholders' Representative.
                               ----------------------------

                        (a) The parties agree that Mike A. Leprino shall act as the representative of the Shareholders (the "Shareholders' Representative") for the purpose of settling on behalf of the Shareholders claims made by the Shareholders under Sections 9.4(e)(i) or 11.2 hereof, and representing the Shareholders in any indemnification proceedings by Newco, Alleghany or Transferee under Sections 9.4(e)(ii) and 11.1 hereof, in each case pursuant to the procedures set forth in
              Section 11.3 hereof.

                        (b) The Shareholders shall be bound by any and all actions taken by the Shareholders' Representative on their behalf.

                        (c) Newco, Alleghany and Transferee shall be entitled to rely upon any communication or writings given or executed by the Shareholders' Representative. All notices to be sent to the Shareholders pursuant to the indemnification provisions hereof may be addressed to the Shareholders' Representative and any notice so sent shall be deemed notice to all of the Shareholders hereunder. The Shareholders hereby consent and agree that the Shareholders' Representative is authorized to accept notice on behalf of the Shareholders pursuant hereto.

                        (d) If for any reason Mike A. Leprino shall cease to act as the Shareholders' Representative hereunder, the Shareholders shall promptly appoint a new representative. Such appointment shall be deemed to have been made when set forth in a written communication to Alleghany, signed by shareholders who own, or will receive, at least fifty-one percent (51%) of the Alleghany Shares acquired or to be acquired pursuant to this Agreement.

                        (e) The Shareholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Shareholder, with full power in his or her name and on his or her behalf:

                        (i) To act on such Shareholder's behalf according to the terms of this Agreement, including, without limitation, the power to act on their behalf in connection with any matter as to which the Shareholders are an "Indemnitor" or "Indemnitee" under this Article XI or under Section 9.4 hereof, all in the absolute discretion of the Shareholders' Representative; and

                        (ii) In general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement.

                        This power of attorney and all authority hereby
              conferred is granted subject to the interest of the other Shareholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder, by operation of law, whether by the death or incapacity of any Shareholder, or by the occurrence of any other event. Each Shareholder shall jointly and severally hold the Shareholders' Representative free and harmless from any and all loss, damage or liability which he may sustain as a result of any action taken in good faith hereunder.

                        (f) The Shareholders' Representative shall not be liable to the Shareholders for any action taken or omitted to be taken by him except in the case of willful misconduct. Each Shareholder agrees to pay his or her pro rata portion (based upon his or her proportionate share of the Alleghany Shares acquired or to be acquired pursuant to this Agreement) of all costs and expenses reasonably incurred by the Shareholders' Representative arising out of or in connection with the administration of his duties as Shareholders' Representative, including but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability hereunder.

                        11.5.  No Liability of Shareholders.
                               ----------------------------
              Notwithstanding anything in this Agreement to the contrary, Alleghany and its affiliates shall not assert against the Shareholders any liability for (1) any activities of the Company relating to the issuance of title policies by the Company (except for those activities referred to in Section 4.4(f) hereof) or (2) any obligation arising under any agreements between the Company and Chicago Title Insurance Company or its affiliates.


                                       ARTICLE XII

                                Miscellaneous Provisions

                        12.1.  Termination.  At any time prior to the
                               -----------
              Closing Date, this Agreement may be terminated:

                        (a) by mutual written consent of the Boards of Directors of Alleghany and the Company;

                        (b) by Alleghany or the Shareholders at any time prior to the Pre-Closing Date in the event that they cannot agree on the June 30 Balance Sheet and the June 30 Income Statement (or, if available, the July 31 Balance Sheet and the July 31 Income Statement), and the balance sheet of the Company as at March 31, 1996;

                        (c) by Alleghany or the Shareholders no earlier than thirty (30) days after the Pre-Closing Date in the event that they cannot agree on the Pre-Closing Date Balance Sheet, the Earnings Distribution or the Tax Distribution; or

                        (d) by Alleghany or the Shareholders no earlier than thirty (30) days after the Pre-Closing Date in the event that the Closing cannot be completed within such thirty-day period due to the failure to satisfy any of the requirements of Section 12.11 of this Agreement.

              In the event of any termination pursuant to this Section 12.1, the parties hereto shall be released from all liabilities and obligations arising under this Agreement with respect to matters contemplated by this Agreement other than for damages to the extent arising from a prior breach of this Agreement.

                        12.2.  Expenses.  Whether or not the Closing takes
                               --------
              place and regardless of whether this Agreement is terminated, each party hereto shall pay all of the costs and expenses incurred by it, him or her in connection with this Agreement or in consummating the transactions contemplated hereby (including, without limitation, disbursements and expenses of its, his or her attorneys, accountants and advisers); provided, however, that in the event any party hereto is
              --------  -------
              finally determined by a court of competent jurisdiction to have breached any representation, warranty, agreement or covenant set forth in this Agreement, such party shall pay the costs and expenses (including without limitation, disbursements and expenses of its, his or her attorneys, accountants and advisors) reasonably and actually incurred by each other party at any time in connection with any action or proceeding to enforce this Agreement in respect of such breach.

                        12.3.  Notices.  All notices or other
                               -------
              communications required or permitted under this Agreement shall be in writing and sufficient if delivered personally, by private courier or fax, or sent by registered or certified mail, postage prepaid, addressed as follows:

                        If to Alleghany or Newco, to

                             Alleghany Corporation
                             375 Park Avenue
                             New York, New York  10152
                             Telecopy:  (212) 759-8149

                             Attention:  Robert M. Hart, Esq.

                        with a copy to

                             Donovan Leisure Newton & Irvine
                             30 Rockefeller Plaza
                             New York, New York  10112
                             Telecopy:  (212) 632-3315

                             Attention:  Linda E. Ransom, Esq.

                        If to the Company, to

                             Chicago Title of Colorado, Inc.
                             1875 Lawrence Street, Suite 1200
                             Denver, Colorado 80202
                             Telecopy:  (303) 291-9998

                             Attention:  Donald C. Ford, President

                        with a copy to

                             Lentz, Evans and King P.C.
                             2900 Lincoln Center Building
                             1660 Lincoln Street
                             Denver, Colorado  80264

                             Attention:  Peter K. Kloepfer, Esq.

                        If to any of the Shareholders, to the Shareholders' Representative at

                             Mike A. Leprino
                             c/o Peter A. Robinson, Esq.
                             Robinson, Waters, O'Dorisio & Rapson
                             1099 18th Street
                             Suite 2600
                             Denver, Colorado  80202


                        Alleghany, Newco, the Company or the Shareholders'
              Representative may change the person and address to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

                        12.4.  Entire Agreement; Amendment.  This
                               ---------------------------
              Agreement, together with the exhibits and other documents delivered pursuant hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement or in the exhibits delivered pursuant hereto. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by Alleghany, Newco, the Shareholders and the Company.

                        12.5.  Assignment.  This Agreement shall inure
                               ----------
              to the benefit of, and be binding upon, the respective successors, heirs, executors, administrators, legal representatives and permitted assigns of the parties hereto; provided, however, that no assignment of any rights or
              --------  -------
              delegation of any obligations provided for herein shall be made by any party hereto without the express prior written consent of each other party, which consent shall not be unreasonably withheld.

                        12.6.  Survival of Representations, Warranties and
                              --------------------------------------------
              Covenants.  All representations, warranties agreements and
              ---------
              covenants of the parties hereto which are contained in this Agreement, together with the exhibits and other documents delivered pursuant hereto, shall survive the Closing and remain operative and in full force and effect, regardless of any investigation heretofore or hereafter made by or on behalf of any of the parties hereto; provided, however, that
                                                   --------  -------
              the obligations of the parties for any breach of any representation, warranty, agreement or covenant made by them herein or therein shall survive the Closing only until the first anniversary of the Closing Date, and no claim thereon may first be asserted after that time, except that (a) the obligations of the parties for any breach of any representation, warranty, agreement or covenant set forth in Sections 4.22, 8.6, 9.4(a), 9.4(b), 9.4(c) and 9.4(d) and the
              last sentence of Section 8.4 shall survive the Closing only until the third anniversary of the Closing Date, and no claim thereon may first be asserted after that time; (b) the obligations of the parties for any breach of any representation, warranty, agreement or covenant set forth in
              Section 8.5 shall survive the Closing only until the fifth anniversary of the Closing Date, and no claim thereon may first be asserted after that time; and (c) the obligations of the parties for any breach of any representation, warranty, agreement or covenant set forth in Sections 4.2, 4.3, 4.10, 5.2, 5.3, 9.4(e), 10.1, 10.2, 10.3, and 10.4 and Articles XI
              and XII hereof shall survive the Closing forever.

                        12.7.  Governing Law.  This Agreement shall be
                               -------------
              governed by, and construed in accordance with, the laws of the State of Colorado applicable to agreements made and to be performed entirely within such State, except for matters relating to the validity of corporate action, which shall be governed by the laws of the jurisdiction of incorporation or organization of the relevant corporation.

                        12.8.  Counterparts.  This Agreement may be
                               ------------
              executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

                        12.9  Headings.  The section headings contained in
                               --------
              this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                        12.10.  Severability.  In the event that any
                                ------------
              provision hereof is prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                        12.11.  Pre-Closing and Closing Procedures.
                                ----------------------------------

                        (a)  At the Pre-Closing:

                        (i) Each of Alleghany and Newco shall deliver to the Company and the Shareholders a certificate, dated the Pre-Closing Date, to the effect that (A) each of Alleghany and Newco have performed and complied in all material respects with all the terms, covenants and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date, and
                   (B) the representations and warranties made by Alleghany and Newco in this Agreement are true and correct in all material respects (except that each of the representations and warranties made by Alleghany and Newco which is qualified by materiality shall be true and correct in all respects) as of the Pre-Closing Date except for any changes permitted by the terms hereof or consented to by the Company and the Shareholders. Attached to Newco's certificate shall be a certified copy of the resolutions of the Board of Directors of Newco, and a certified copy of the written consent of Alleghany as the sole stockholder of Newco, and attached to Alleghany's certificate shall be a certified copy of the resolutions of the Board of Directors of Alleghany, in each case adopting or approving this Agreement and authorizing the transactions contemplated hereby.

                        (ii) Each of the Company and the Shareholders shall deliver to Alleghany and Newco a certificate, dated the Pre-Closing Date, to the effect that (A) each of the Company and the Shareholders have performed and complied in all material respects with all the terms, covenants and conditions required by this Agreement to be performed or complied with by it, him or her on or before the Closing Date (other than in respect of the Company Approval required to be obtained under the lease for the Denver office (the "Denver Lease")), and (B) the representations and warranties made by the Company and the Shareholders in this Agreement are true and correct in all material respects (except that each of the representations and warranties made by the Company and the Shareholders which is qualified by materiality shall be true and correct in all respects) as of the Pre-Closing Date except for any changes permitted by the terms hereof or consented to by Alleghany and Newco. Attached to the Company's certificate shall be a certified copy of the resolutions of its Board of Directors, and a certified copy of the written consent of the Shareholders, in each case adopting or approving this Agreement and authorizing the transactions contemplated hereby.

                        (iii) The Shareholders, the Company, Alleghany and Newco shall present all other certificates and documents required or otherwise to be delivered at the Closing, which certificates and documents shall thereafter be held by Donovan Leisure Newton & Irvine in escrow until the Closing.

                        (b) Upon presentation of the certificates and other documents described in Section 12.11(a) of this Agreement, Alleghany shall deliver a certificate dated as of the Pre-Closing Date to the Shareholders and the Company to the effect that the conditions set forth in Sections 6.1,

              6.2, 6.3 and 6.4 (other than in respect of the Company Approval required to be obtained under the Denver Lease) have been satisfied (except for the dating of certificates presented pursuant to Section 12.11(a)(iii) hereof and the execution of legal opinions), and the Shareholders and the Company shall deliver a certificate dated as of the Pre-Closing Date to Alleghany and Newco to the effect that the conditions set forth in Article VII (other than in respect of the Company Approval required to be obtained under the Denver Lease) have been satisfied (except for the dating of certificates presented pursuant to Section 12.11(a)(iii) hereof and the execution of legal opinions).

                        (c)  After the Pre-Closing:

                        (i) The Shareholders and the Company shall use their reasonable best efforts to obtain the Company Approval required to be obtained under the Denver Lease prior to the Closing Date; and

                        (ii) The Shareholders and Alleghany shall use their reasonable best efforts to resolve any disagreements relating to the Pre-Closing Date Balance Sheet prior to the Closing Date.

                        (d) The Closing shall be held not later than thirty (30) days after the Pre-Closing Date. At the Closing:

                        (i)  The Shareholders shall present evidence
                   satisfactory to Alleghany and Newco of the Company Approval required to be obtained under the Denver Lease;

                        (ii)  As of the Closing Date:

                             (A)  The representations and warranties made
                        by each of the Shareholders and the Company in
                        Section 4.22 shall be true and correct in all material respects;

                             (B) None of the Shareholders shall have taken any of the actions set forth in Exhibit 8.4 hereto; and

                             (C) None of the Shareholders shall have taken any action, and each of the Shareholders shall have refrained from taking any action, subsequent to the Pre-Closing Date which would result in a breach of any representations, warranties, agreements or covenants made by him or her without Alleghany's prior written consent.

                        (iii) The Shareholders and the Company shall deliver a certificate dated the Closing Date to the effect set forth in Section 12.11(d)(ii) above.

                        (e) Subsequent to the Pre-Closing Date, no party may assert as a basis for avoiding such party's obligations hereunder the failure to satisfy any condition set forth in Articles VI or VII, except that Alleghany or Newco may assert
              (i) the failure to obtain the Company Approval required to be obtained under the Denver Lease, (ii) the breach of Section
              4.22 and the last sentence of Section 8.4 of this Agreement, or (iii) the breach of any representation or warranty due to the failure to comply with Section 12.11(d)(ii)(C) of this Agreement.

                        (f) In the event this Agreement is terminated without Closing, Alleghany and Newco shall cause Donovan Leisure Newton & Irvine to return the certificates and other documents presented pursuant to Section 12.11(a)(iii) hereof to the party who presented each such certificate or document.

                        IN WITNESS WHEREOF, each party hereto has duly
              executed this Agreement, or has caused this Agreement to be duly executed, as of the date first above written.


                                            CHICAGO TITLE OF COLORADO, INC.
              Attest:


              /s/ Susan Eckman              By /s/ Nancy A. Leprino
              ---------------------------     ---------------------------------
                                              Name:  Nancy A. Leprino
                                              Title: Vice President

                                            ALLEGHANY ACQUISITION CORPORATION
              Attest:

              /s/ Frank R. Adams            By /s/ David B. Cuming
              ---------------------------     ---------------------------------
                                              Name:  David B. Cuming
                                              Title: President

                                            ALLEGHANY CORPORATION
              Attest:

              /s/ Linda E. Ransom           By /s/ John J. Burns, Jr.
              ---------------------------     ---------------------------------
                                              Name:  John J. Burns, Jr.
                                              Title: President


              Witnesses:                    SHAREHOLDERS


              /s/ Susan Eckman              /s/ Mike A. Leprino
              ---------------------------   -----------------------------------
                                            Mike A. Leprino


              /s/ Susan Eckman              /s/ Nancy A. Leprino
              ---------------------------   -----------------------------------
                                            Nancy A. Leprino


              /s/ Susan Eckman              /s/ Donald C. Ford
              ---------------------------   -----------------------------------
                                            Donald C. Ford